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As filed with the Securities and Exchange Commission on March 23, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
Wessex House 45 Reid Street Hamilton HM 12 Bermuda (441) 278-9250 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY 10001
(800) 767-1553
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

ARCH CAPITAL GROUP (U.S.) INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1424716 (I.R.S. Employer Identification Number)

Harborside Financial Center
300 Plaza Three, 3rd Floor
Jersey City, NJ 07311
(201) 743-4000
(Address, including zip code, and telephone number, including
area code, of registrant's principal executive office)	CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 360 Hamilton Avenue, Suite 600 White Plains, NY 10601-2908 (914) 872-3600	John Schuster, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price Per Security/ Proposed Maximum Offering Price/ Amount of Registration Fee

Arch Capital Group Ltd. Common shares, par value U.S. $0.0033 per common share(2)	(1)

Arch Capital Group Ltd. Preference shares, par value U.S. $0.01 per preference share(3)	(1)

Arch Capital Group Ltd. Unsecured debt securities(4)	(1)

Arch Capital Group Ltd. Depositary shares(5)	(1)

Arch Capital Group Ltd. Warrants to purchase common shares	(1)

Arch Capital Group Ltd. Warrants to purchase preference shares	(1)

Arch Capital Group Ltd. Warrants to purchase debt securities	(1)

Arch Capital Group Ltd. Share purchase contracts	(1)

Arch Capital Group Ltd. Share purchase units(6)	(1)

Arch Capital Group (U.S.) Inc. Preferred stock, par value U.S. $0.01 per share(7)	(1)

Arch Capital Group (U.S.) Inc. Unsecured debt securities(8)	(1)

Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Preferred stock(9)	(1)

Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Unsecured debt securities(9)	(1)

Units consisting of two or more of the above	(1)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Securities registered by this registration statement may be offered and sold separately or together with other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
Includes an indeterminate number of Arch Capital Group Ltd. common shares and/or Arch Capital Group Ltd. common share purchase rights into which certain series of Arch Capital Group Ltd. debt securities, Arch Capital Group Ltd. preference shares and Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. common share warrants may be exercised. Also includes an indeterminate number of Arch Capital Group Ltd. common shares that may be sold by selling shareholders from time to time.

(3)
Includes an indeterminate number of Arch Capital Group Ltd. preference shares into which certain series of Arch Capital Group Ltd. debt securities and Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. debt warrants may be exercised.

(4)
Includes an indeterminate number of Arch Capital Group Ltd. debt securities for which certain Arch Capital Group Ltd. preference shares may be exchanged and for which no separate consideration will be received.

(5)
To be represented by depositary receipts representing an interest in one or more or a specified fraction of an Arch Capital Group Ltd. common share(s) or Arch Capital Group Ltd. preference share(s).

(6)
Each Arch Capital Group Ltd. share purchase unit consists of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holders thereof or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units. No separate consideration will be received for the Arch Capital Group Ltd. share purchase contracts or the related beneficial interests.

(7)
Includes an indeterminate number of shares of Arch Capital Group (U.S.) Inc. preferred stock into which certain series of Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received.

(8)
Includes an indeterminate number of Arch Capital Group (U.S.) Inc. debt securities for which certain series of Arch Capital Group (U.S.) Inc. preferred stock may be exchanged and for which no separate consideration will be received.

(9)
No separate consideration will be received for the guarantees.

PROSPECTUS

        ARCH CAPITAL GROUP LTD.

        Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units

ARCH CAPITAL GROUP (U.S.) INC.

        Preferred Stock Fully and Unconditionally Guaranteed by Arch Capital Group Ltd. and Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

        The following are types of securities that may be offered and sold from time to time under this prospectus:

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  Arch Capital Group Ltd. common shares

  •
  Arch Capital Group Ltd. preference shares

  •
  Arch Capital Group Ltd. unsecured debt securities

  •
  Arch Capital Group Ltd. depositary shares representing preference shares or common shares

  •
  Arch Capital Group Ltd. warrants to purchase common shares, preference shares or debt securities

  •
  Arch Capital Group Ltd. share purchase contracts and share purchase units

  •
  Arch Capital Group (U.S.) Inc. preferred stock

  •
  Arch Capital Group (U.S.) Inc. unsecured debt securities

        In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Arch Capital Group Ltd. common shares.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. A prospectus supplement will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the applicable selling shareholder are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

  •
  Aggregate principal amount

  •
  Issue price

  •
  Denomination

  •
  Currency or composite currency

  •
  Maturity

  •
  Interest rate

  •
  Dividend rate

  •
  Sinking fund terms

  •
  Ranking

  •
  Redemption terms

  •
  Conversion terms

  •
  Listing on a securities exchange

  •
  Amount payable at maturity

  •
  Liquidation preference

        The prospectus supplement may also supplement or update information contained in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Arch Capital Group Ltd. common shares are traded on the Nasdaq Global Select Market under the symbol "ACGL." The closing price of Arch Capital Group Ltd. common shares was $36.13 per share on March 22, 2012.

        INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 AND ANY SIMILARLY ENTITLED SECTION IN ANY PROSPECTUS SUPPLEMENT.

March 23, 2012

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

i

ARCH CAPITAL GROUP LTD.

        Arch Capital Group Ltd. ("ACGL" or "Arch Capital" and, together with its subsidiaries, the "Company," "we," or "us") is a Bermuda public limited liability company with approximately $5.03 billion in capital at December 31, 2011 and, through operations in Bermuda, the United States, Europe and Canada, writes insurance and reinsurance on a worldwide basis. While we are positioned to provide a full range of property and casualty insurance and reinsurance lines, we focus on writing specialty lines of insurance and reinsurance.

        Arch Capital's principal executive office is located at Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda (telephone number: (441) 278-9250). Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.bm. The information on our website is not a part of this prospectus and is not incorporated by reference herein.

        You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

ARCH CAPITAL GROUP (U.S.) INC.

        Arch Capital Group (U.S.) Inc. ("Arch US") is a Delaware corporation. Arch US is a wholly-owned subsidiary of Arch Capital. Arch US is a holding company for the U.S.-based insurance and reinsurance operations of Arch Capital. Its principal executive office is located at Harborside Financial Center, 300 Plaza Three, 3rd Floor, Jersey City, NJ 07311 (telephone number: (201) 743-4000).

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. may sell the securities described in this prospectus, and selling shareholders may sell Arch Capital common shares, in one or more offerings. This prospectus provides you with a general description of the securities that Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or selling shareholders, may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Arch Capital Group Ltd. or Arch Capital Group (U.S.) Inc. and the offered securities, please refer to the registration statement. Each time Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. or one or more selling shareholders sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. The prospectus supplement may also add, update and change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with the statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by the statement made in such prospect supplement. You should read this prospectus, any prospectus supplement and any applicable pricing supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference" before you invest in our securities.

        In this prospectus, unless the context requires otherwise: (a) "ACGL" and "Arch Capital" refer to Arch Capital Group Ltd., (b) "we," "us," "our" and "the Company" refer to ACGL and its subsidiaries (and do not include any selling shareholders), and (c) "Arch Re U.S." refers only to our wholly owned U.S. reinsurance subsidiary, Arch Reinsurance Company.

 RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods set forth below is as follows:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	14.4x	23.7x	24.8x	16.9x	33.0x
Ratio of earnings to fixed charges and preference share dividends(2)	8.5x	13.6x	13.3x	9.0x	16.9x

(1)
For purposes of determining the ratio of earnings to fixed charges, (i) "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) "fixed charges" consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense net of sublease income.

(2)
For purposes of determining the ratio of earnings to fixed charges and preference share dividends, (i) "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) "fixed charges and preference share dividends" consists of (a) interest and amortization on indebtedness, plus (b) dividends declared on our Series A Non-Cumulative Preferred Shares and our Series B Non-Cumulative Preferred Shares, plus (c) an estimate of interest component within rental expense net of sublease income.

USE OF PROCEEDS

        Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

        We will not receive any of the proceeds from the sale of Arch Capital Group Ltd. common shares by selling shareholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Arch Capital may offer from time to time under this prospectus, separately or together:

  •
  common shares,

  •
  preference shares,

  •
  unsecured senior or subordinated debt securities,

  •
  depositary shares, each consisting of one or more or a specified fraction of a common share(s) or a preference share(s),

  •
  warrants to purchase common shares, preference shares or debt securities,

  •
  share purchase contracts to purchase common shares, and

  •
  share purchase units, each consisting of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holder or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units.

        Arch Capital Group (U.S.) Inc. may offer from time to time under this prospectus preferred stock, which will be fully and unconditionally guaranteed by Arch Capital, and unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

        Selling shareholders may offer from time to time under this prospectus Arch Capital Group Ltd. common shares.

        Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

        References to "Arch Capital," "we," "our" or "us" in "Description of Arch Capital Share Capital," "Description of Arch Capital Common Shares," "Description of Arch Capital Preference Shares," "Description of Arch Capital Debt Securities," "Description of Arch Capital Depositary Shares," "Description of Arch Capital Warrants to Purchase Common Shares or Preference Shares," "Description of Arch Capital Warrants to Purchase Debt Securities," "Description of Arch Capital Share Purchase Contracts and the Share Purchase Units," "Description of Arch Capital Group (U.S.) Inc. Preferred Stock," "Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities," and "Selling Shareholders" refer solely to Arch Capital Group Ltd. and not its subsidiaries.

DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL

        The authorized share capital of Arch Capital consists of 600,000,000 common shares, par value U.S. $0.0033 per share, and 50,000,000 preference shares, par value U.S. $0.01 per share. As of March 12, 2012, there were 135,420,600 common shares outstanding, 8,000,000 8.00% Non-Cumulative Preferred Shares, Series A, par value $0.01 per share ("Series A Non-Cumulative Preferred Shares") outstanding, and 5,000,000 7.875% Non-Cumulative Preferred Shares, Series B, par value $0.01 per share ("Series B Non-Cumulative Preferred Shares") outstanding. The Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares are sometimes collectively referred to herein as the "Preferred Shares." All issued and outstanding shares are fully paid and non-assessable.

DESCRIPTION OF ARCH CAPITAL COMMON SHARES

General

        The following description of our common shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our memorandum of association and bye-laws.

        Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares are entitled to share equally and ratably in the assets of Arch Capital, if any, remaining after the payment of all debts and liabilities of Arch Capital and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The board of directors of Arch Capital, which we refer to as "the board," is permitted to authorize the issuance of additional common shares. Issuances of common shares are subject to the applicable rules of the Nasdaq Global Select Market or other organizations on whose systems our common shares may then be quoted or listed.

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent and registrar of our common shares.

Dividends

        Holders of our common shares are entitled to participate equally in dividends when the board declares dividends on common shares out of funds legally available for dividends. The rights of holders of our common shares to receive dividends are subject to the preferences of holders of our preference shares, including our Preferred Shares, which require that no dividends may be paid on or with respect to our common shares prior to the declaration and payment of a dividend with respect to the Preferred Shares.

Liquidation Rights

        In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of Arch Capital, if any, and the liquidation preference of any outstanding preference shares, including, with respect to our outstanding Series A Non-Cumulative Preferred Shares and Series B Non-Cumulative Preferred Shares, a liquidation preference of $25.00 for each such series, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.

Voting Limitation

        Under our bye-laws, if the votes conferred directly or indirectly or by attribution, by our shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code")) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

        There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares that may be attributed to that person under the Code.

        Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred directly or indirectly or by attribution, by the shares directly or indirectly or constructively owned by any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all our shares entitled to vote generally at an election of directors.

        In order to implement bye-law 45, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Non-U.S. Currency

        If the purchase price of any common shares is payable in a currency other than U.S. dollars, the specific terms with respect to such common shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES

General

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our memorandum of association and bye-laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares.

        Our bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which will be subject to the limitations described below under "Description of Arch Capital Common Shares—Voting Limitation"), redemption, conversion rights and otherwise.

        Issuances of preference shares are subject to the applicable rules of the New York Stock Exchange ("NYSE") or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of preference shares established by the board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of Arch Capital. Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.

Terms

        The terms of each series of preference shares will be described in any prospectus supplement related to such series of preference shares.

        The board in approving the issuance of a series of preference shares has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

  •
  the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

  •
  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch Capital or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

  •
  the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Preferred Shares

        Set forth below is a summary of the material terms of the Certificate of Designations for our Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares. The following summary of the terms and provisions of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Arch Capital and the Certificate of Designations for our Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares.

Ranking

        The Preferred Shares rank senior to our junior shares (as defined below) and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. The Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares are on parity with each other. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares, as of the date of this prospectus, we have no other outstanding series or class of shares that are on parity with the Preferred Shares with respect to payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of Arch Capital. Unless our shareholders otherwise provide, the board may from time to time create and issue preference shares of other series and fix their relative rights, preferences and limitations.

Dividends

        Dividends on the Series A Non-Cumulative Preferred Shares are not mandatory. Holders of Series A Non-Cumulative Preferred Shares are entitled to receive only when, as and if declared by the board or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on May 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 8.00%. In the event that we issue additional Series A

Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Series B Non-Cumulative Preferred Shares are not mandatory. Holders of Series B Non-Cumulative Preferred Shares are entitled to receive only when, as and if declared by the board or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on August 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 7.875%. In the event that we issue additional Series B Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Preferred Shares are not cumulative. Accordingly, if the board, or a duly authorized committee of the board, does not declare a dividend on any series of Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on such series of Preferred Shares or any other preferred shares we may issue in the future.

        So long as any series of Preferred Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of such series and parity shares (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

  •
  no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and

  •
  no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares and (iii) as permitted by the bye-laws of Arch Capital in effect on the date of issuance of such series of Preferred Shares).

        As used herein, "junior shares" means any class or series of our capital shares that ranks junior to such series of Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Arch Capital. At the date of this prospectus, junior shares consist of our common shares.

        When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) upon any series of Preferred Shares and any parity shares, all dividends declared by the board or a duly authorized committee of the board upon such series of Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) shall be declared by the board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Preferred Share of such series and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) bear to each other.

        As used herein, "parity shares" means, with respect to any series of Preferred Shares, any class or series of our capital shares that ranks equally with such series of Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Arch Capital. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares (which are on parity with each other), as of the date of this prospectus, we have no outstanding class or series of shares that are parity shares.

Payment of Additional Amounts

        We will make all payments on the Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the relevant Certificate of Designations to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

          (1)   any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Preferred Shares presented for payment more than 30 days after the Relevant Date. The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Preferred Shares;

          (2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

          (3)   any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Preferred Shares;

          (4)   any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of the Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

          (5)   any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

          (6)   any combination of items (1), (2), (3), (4) and (5).

        In addition, we will not pay additional amounts with respect to any payment on any Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of such Preferred Shares.

        If we become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preferred Shares. See "—Tax Redemption."

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of Arch Capital, holders of Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount of $25 per Preferred Share plus any declared and unpaid dividends. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors. Holders of Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of Preferred Shares or parity shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Arch Capital or the sale or transfer of all or substantially all of the shares or the property or business of Arch Capital will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

        The Series A Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Series A Non-Cumulative

Preferred Shares are redeemable at our option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Non-Cumulative Preferred Shares will have no right to require the redemption of the Series A Non-Cumulative Preferred Shares.

        The Series B Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Series B Non-Cumulative Preferred Shares are redeemable at our option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Non-Cumulative Preferred Shares will have no right to require the redemption of the Series B Non-Cumulative Preferred Shares.

Tax Redemption

        We will have the option to redeem for cash any series of our Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days' or more than 60 days' prior written notice in accordance with the procedures set forth in the relevant Certificate of Designations at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if as a result of a "change in tax law" there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to such series of Preferred Shares.

        A "change in tax law" that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of the prospectus relating to the relevant series of Preferred Shares, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Arch Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

        In addition, we will have the option to redeem for cash any or all Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days' or more than 60 days' prior written notice in accordance with the procedures set forth in the relevant Certificate of Designations, at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease.

Voting Rights

        Except as provided below, the holders of the Preferred Shares will have no voting rights.

        Whenever dividends on any series of Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a "nonpayment event"), the holders of the Preferred Shares of such series, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the board (the "preferred shares directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. In that event, the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Preferred Shares of such series or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting.

        As used in this prospectus, "voting preferred shares" means any other class or series of our preferred shares ranking equally with the Preferred Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Arch Capital and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Shares and any other voting preferred shares has been voted in favor of any matter shall be determined by reference to the aggregate voting power, as determined under our bye-laws, of the Preferred Shares and voting preferred shares voted.

        If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

        Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Preferred Shares and any other voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preferred Shares and any other voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Arch Capital if such office shall not have previously terminated as above provided.

        The bye-laws of Arch Capital provide that all or any of the special rights attached to any class of shares (including the Preferred Shares) issued may, whether or not Arch Capital is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act. The bye-laws also provide that rights conferred upon the holders of the shares of any class (including the Preferred Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to an unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).

        Notwithstanding the foregoing, our bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.9% of the total voting power of all shares entitled to vote generally at an election of directors to 9.9% of such voting power. See "Description of Arch Capital Common Shares—Voting Limitation."

Conversion

        The Preferred Shares are not convertible into or exchangeable for any other securities or property of Arch Capital.

Non-U.S. Currency

        If the purchase price of any preference shares is payable in a currency other than U.S. dollars, the specific terms with respect to such preference shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The forms of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

Terms

        The debt securities will be our unsecured obligations.

        The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "—Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

          (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

          (4)   if convertible into common shares or preference shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preference shares for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at our option;

          (10) our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether interest on such debt securities will be payable, at our option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made or deferred;

          (13) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (14) whether the principal of or interest, if any, on such debt securities is to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (15) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

          (16) any deletions from, modifications of or additions to the events of default or our covenants with respect to such debt securities;

          (17) whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

          (18) any listing of such debt securities on any securities exchange;

          (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

          (20) if exchangeable into another series of debt securities of Arch Capital, the terms on which such debt securities are exchangeable; and

          (21) any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be specified in an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

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  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

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  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        We may not consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into us, unless:

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  either (a) we shall be the surviving person or (b) the surviving person (if other than us) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the applicable indenture, executed and delivered to the applicable trustee, in form reasonably satisfactory to such trustee, all of our obligations under the applicable debt securities and such indenture;

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  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  we shall have delivered to the applicable trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable base indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor had been named as us thereunder; and thereafter, we shall be discharged from all obligations and covenants under the applicable base indenture and the applicable debt securities.

Payment of Principal, Premium and Interest

        We will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with their terms.

Maintenance of Office or Agency

        We will maintain an office or agency where the debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the applicable indenture may be served.

Money for Securities; Payments to Be Held in Trust

        If we at any time act as our own paying agent with respect to any debt securities, we will, on or before each due date of the principal of (and premium, if any) or interest on such debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture and will promptly notify the applicable trustee of our action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and material rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if the board or our senior management determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

Statement by Officers as to Default

        We will deliver to the trustee, within 120 days after the end of each fiscal year of Arch Capital, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the applicable indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        We may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" in respect of any series of debt securities if before or after the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

        We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, because we are a holding company holders of the debt securities will be structurally subordinated to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

        The senior debt securities will be our unsecured unsubordinated obligations and will:

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  rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

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  be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  be structurally subordinated to all of our subsidiaries' indebtedness and other obligations (including insurance obligations).

        As of December 31, 2011, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsecured and unsubordinated. As of December 31, 2011, the consolidated obligations of our subsidiaries reflected on our balance sheet were approximately $12.1 billion, all of which would be structurally senior to any senior debt securities issued by us.

        Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by us or any of our subsidiaries.

Subordinated Debt Securities

        The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and our obligations with respect to our insurance policies and guarantees thereof). Upon any distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

        If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of us will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

        As of December 31, 2011, the aggregate amount of our consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsubordinated and would rank senior in right of payment to any subordinated debt securities issued by us. All indebtedness and other obligations (including insurance obligations) of our subsidiaries would be structurally senior to any subordinated debt securities issued by us. As of December 31, 2011, the consolidated obligations of our subsidiaries reflected on our balance sheet were approximately $12.1 billion.

        If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a "default notice") from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on our behalf will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

        As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

        "Senior indebtedness," unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by us, means, with respect to us:

          (1)   the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party;

          (2)   all of our capital lease obligations;

          (3)   all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4)   all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (5)   all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

          (6)   all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

          (7)   any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

        Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Discharge and Defeasance

        Under the terms of each indenture, we will be discharged from any and all obligations in respect of the debt securities of any series issued under such indenture and such indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

          (1)   we deliver all outstanding debt securities of such series to the applicable trustee for cancellation and pay all sums payable by us under such debt securities and such indenture with respect to such series; or

          (2)   such debt securities either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit with the applicable trustee, in trust:

            (a)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

            (b)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of any series ("defeasance") or (2) to be released from our obligations with respect to the debt securities of any series under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"), in each case by giving notice to the applicable trustee of our intention to defease all of the debt securities of such series and irrevocably depositing with such trustee or a paying agent:

          (1)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

          (2)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any agreement or instrument to which we are a party or by which we are bound;

          (2)   in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust; and

          (3)   we have delivered to the applicable trustee an opinion of counsel or a letter ruling of the Internal Revenue Service ("IRS") (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the applicable trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

          (2)   reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

          (3)   change the currency of payment of principal of or interest on such debt securities;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

          (5)   reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

          (6)   in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding; or

          (7)   in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

          (8)   modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

          (1)   in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

          (2)   in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

        We, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to make any other change that does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

  •
  to provide for the assumption of our obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

  •
  to provide any security for, or guarantees of, such debt securities;

  •
  to add events of default with respect to such debt securities;

  •
  to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under such indenture;

  •
  to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to change or eliminate any of the provisions of such indenture; provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series as permitted by such indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

Events of Default and Notice Thereof

        The following are events that we anticipate will constitute "events of default" with respect to the debt securities of any series issued under the senior indenture or the subordinated indenture:

          (1)   default in the payment of any interest upon any debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series; or

          (4)   default in the performance, or breach, of any covenant of the Company (other than those set forth in clause (1), (2) or (3) above) in such indenture (other than a covenant or warranty added to such indenture solely for the benefit of another series of debt securities) and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the applicable trustee or to the Company and such trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such indenture; or

          (5)   certain events of bankruptcy, insolvency or reorganization.

        Additional or different events of default, if any, applicable to a series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

        Within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities, unless such default shall have been cured or waived, the trustee under the applicable indenture will give to the holders of such debt securities notice of such default known to such trustee; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the debt securities of such series or in the payment of a sinking fund installment, such trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (4) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee, within 120 days after the end of each fiscal year of Arch Capital, as to whether any default exists, as described under "—Statement by Officers as to Default" above.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities, occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to such trustee if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee under the applicable indenture or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series may pursue any remedy under the applicable indenture unless the trustee under such indenture will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to such trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into common shares or preference shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

        The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities. Each indenture will contain certain limitations on a right of the trustee thereunder, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

        In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC") (or a nominee thereof), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of each indenture, we and the trustee under such indenture may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor such trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee under the applicable indenture, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee under the applicable indenture will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and such trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

        All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Non-U.S. Currency

        If the purchase price of any debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares, each consisting of one or more, or a specified fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a common share or a preference share of a particular series as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us (the "depositary") and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

        The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in such prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

        Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Non-U.S. Currency

        If the purchase price of any depositary shares is payable in a currency other than U.S. dollars, the specific terms with respect to such depositary shares and such foreign currency will be specified in the applicable prospectus supplement.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

 DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

General

        We may issue common share warrants or preference share warrants (collectively, "share warrants") independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities. Each series of share warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of share warrant certificates or beneficial owners of share warrants.

        The following summaries of certain provisions of the warrant agreement and share warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable share warrant certificate representing, the applicable series of common share warrants or preference share warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Share warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of share warrants to be offered hereby and thereby, including:

          (1)   the offering price;

          (2)   the number of common shares or preference shares purchasable upon exercise of each such common share warrant or preference share warrant and the price at which such number of common shares or preference shares may be purchased upon such exercise;

          (3)   the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such share warrants.

Exercise of Share Warrants

        Each share warrant will entitle the holder thereof to purchase such common shares or preference shares, as the case may be, at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to such share warrant. After the close of business on the expiration date of each share warrant or such later date to which such expiration date may be extended by us, unexercised share warrants will become void.

        Share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares or preference shares purchasable upon such exercise, together with certain information set forth on the reverse side of the share warrant certificate. Upon receipt of such payment and the share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares or preference shares purchasable upon such exercise. If fewer than all of the share warrants represented by such share certificate are exercised, a new share warrant certificate will be issued for the remaining amount of share warrants.

Amendments and Supplements to Warrant Agreement

        The warrant agreement for a series of share warrants may be amended or supplemented without the consent of the holders of the share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the share warrants and that do not adversely affect the interests of the holders of the share warrants.

Anti-dilution and Other Provisions

        Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares or preference shares covered by, each share warrant is subject to adjustment in certain events, including:

          (1)   the issuance of common shares or preference shares as a dividend or distribution on the common shares or preference shares;

          (2)   certain subdivisions and combinations of the common shares or preference shares;

          (3)   the issuance to all holders of common shares or preference shares of certain rights or warrants entitling them to subscribe for or purchase common shares or preference shares at less than the current market value, as defined in the applicable warrant agreement for such series of share warrants; and

          (4)   the distribution to all holders of common shares or preference shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

        No adjustment in the exercise price of, and the number of shares covered by, a share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made will be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares or preference shares covered by, a share warrant will not be adjusted for the issuance of common shares or preference shares or any securities convertible into or exchangeable for common shares or preference shares, or securities carrying the right to purchase any of the foregoing.

        In the case of:

          (1)   a reclassification or change of the common shares or preference shares;

          (2)   certain consolidation or merger events involving us; or

          (3)   a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common shares or preference shares will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the share warrants then outstanding will be entitled thereafter to convert such share warrants into the kind and amount of common shares, preference shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Non-U.S. Currency

        If the purchase price of any share warrants is payable in a currency other than U.S. dollars, the specific terms with respect to such share warrants and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES

General

        We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

        The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Debt warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants to be offered hereby and thereby, including:

          (1)   the offering price;

          (2)   the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

          (3)   the date on which the right to exercise such debt warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such debt warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in such indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Amendments and Supplements to Warrant Agreement

        The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.

Non-U.S. Currency

        If the purchase price of any debt warrants is payable in a currency other than U.S. dollars, the specific terms with respect to such debt warrants and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL
SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        Arch Capital may issue share purchase contracts, representing contracts obligating the holders thereof to purchase from Arch Capital, and Arch Capital to sell to such holders, or obligating the holders thereof to sell to Arch Capital, and Arch Capital to purchase from such holders, a fixed or varying number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

          (1)   debt securities of Arch Capital (which may be senior or subordinated);

          (2)   debt securities of Arch Capital Group (U.S.) Inc. (which may be senior or subordinated), fully and unconditionally guaranteed by Arch Capital;

          (3)   preference shares of Arch Capital;

          (4)   preference shares of Arch Capital Group (U.S.) Inc., fully and unconditionally guaranteed by Arch Capital; or

          (5)   debt or equity obligations of third parties, including U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly-issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, common shares or the share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell common shares to Arch Capital.

        The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts and share purchase units, as the case may be:

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  whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares and the nature and amount of such common shares, or the method of determining those amounts;

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  whether the share purchase contracts are to be prepaid or not;

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  whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

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  the designation and terms of the share purchase units and of the securities composing the share purchase units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the share purchase units or of the securities comprising the share purchase units; and

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  whether the share purchase contracts and/or stock purchase units will be issued fully registered or global form.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

Non-U.S. Currency

        If the purchase price of any share purchase contract is payable in a currency other than U.S. dollars, the specific terms with respect to such share purchase contract and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. PREFERRED STOCK

General

        In this section, references to "Arch US" refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

        The following summary of terms of Arch US's preferred stock is not complete. You should refer to the provisions of Arch US's certificate of incorporation and by-laws, the Delaware General Corporation Law and the terms of each class or series of the preferred stock which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock.

        Under Arch US's certificate of incorporation, Arch US's board of directors is authorized to issue shares of preferred stock in one or more series, and may fix the terms of those shares, including as to the number of shares to be included in the series, the designation, powers, preferences and rights of the shares of the series and the qualifications, limitations or restrictions of such series.

        As of the date of this prospectus, Arch US is authorized to issue up to 1,000 shares of preferred stock, par value $0.01 per share.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Arch US's board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Terms

        The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

        Arch US's board of directors in approving the issuance of a series of preferred stock has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  the number of shares constituting that series and the distinctive designation of that series;

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  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

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  the conversion or exchange privileges for shares of the series, if any, and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as Arch US's board of directors will determine;

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  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

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  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch US or any of its subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Arch US or any of Arch US's subsidiaries of, any of Arch US's outstanding shares;

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  the rights of the shares of that series in the event of Arch US's voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

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  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Non-U.S. Currency

        If the purchase price of any preferred stock is payable in a currency other than U.S. dollars, the specific terms with respect to such preferred stock and such foreign currency will be specified in the applicable prospectus supplement.

Guarantee

        Payment of the guarantee payments (as defined below) in respect of the preferred stock will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The guarantee will be an unsecured obligation of Arch Capital and will rank (i) subordinate and junior in right of payment, and subject, to all liabilities of Arch Capital, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock or preference shares now or hereafter issued by Arch Capital and with any guarantee now or hereafter entered into by Arch Capital in respect of any of the most senior preferred stock or preference stock of any affiliate of Arch Capital, and (iii) senior to all common shares now or hereafter issued by Arch Capital.

        As of December 31, 2011, the aggregate amount of Arch Capital's consolidated total liabilities was approximately $12.5 billion, all of which would be senior to the guarantee. As of December 31, 2011, the aggregate liquidation preference of Arch Capital's outstanding Preferred Stock was approximately $325.0 million, all of which would rank pari passu with the guarantee.

        The following payments or distributions, without duplication (the "guarantee payments"), with respect to the preferred stock, to the extent provided for in the applicable certificate of designations and to the extent not paid when payable by Arch US, will be subject to the guarantee:

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  any accrued (and, if applicable, accumulated) and unpaid dividends that have been properly declared by the board of directors of Arch US on the preferred stock out of funds legally available therefor;

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  the redemption price payable by Arch US on the redemption of the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon the preferred stock being duly called for redemption; and

  •
  the aggregate of the liquidation amount payable by Arch US upon the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon a voluntary or involuntary dissolution, winding-up or liquidation of Arch US.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. UNSECURED DEBT SECURITIES

General

        In this section, references to "Arch US" refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

        Arch US may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case among Arch US, Arch Capital and a trustee qualified under the Trust Indenture Act. The forms of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

Terms

        The debt securities will be Arch US's unsecured obligations and will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.

        The senior debt securities will rank equal in right of payment with all Arch US's other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Arch US's senior indebtedness, which is defined in the section called "—Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

          (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

          (4)   if convertible into Arch Capital's common shares, Arch Capital's preference shares or Arch US's preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital common shares, Arch Capital preference shares or Arch US preferred stock for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of Arch Capital's common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Arch US in respect of such debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at Arch US's option;

          (10) Arch US's obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether interest on such debt securities will be payable, at Arch US's option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made;

          (13) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (14) whether the principal of or interest, if any, on such debt securities is to be payable, at Arch US's election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (15) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

          (16) any deletions from, modifications of or additions to the events of default or Arch US's covenants with respect to such debt securities;

          (17) whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

          (18) any listing of such debt securities on any securities exchange;

          (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

          (20) if exchangeable into another series of debt securities of Arch US, the terms on which such debt securities are exchangeable; and

          (21) any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit Arch US's ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving Arch US, including a highly leveraged transaction involving Arch US or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        Arch US will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be specified in an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at Arch US's option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  •
  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by Arch US for such purpose; and

  •
  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by Arch US for such purpose.

        No service charge will be made for any registration of transfer or exchange, but Arch US may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. Arch US may act as registrar and may change any registrar without notice.

Guarantee

        Payment of principal, premium, if any, and interest on the debt securities will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The guarantee will be, in the case of (a) the senior debt securities, an unsecured unsubordinated obligation of Arch Capital and will (i) rank equal in right of payment with all Arch Capital's other unsecured and unsubordinated indebtedness, (ii) be effectively subordinated in right of payment to all Arch Capital's secured indebtedness to the extent of the value of the assets securing such indebtedness and (iii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital's subsidiaries and (b) the subordinated debt securities, an unsecured subordinated obligation of Arch Capital and will (i) be subordinated in right of payment with all Arch Capital's unsubordinated indebtedness and (ii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital's subsidiaries.

        The guarantee of the subordinated debt securities is subject to the blockage period described below under "—Ranking of the Debt Securities—Subordinated Debt Securities."

        As of December 31, 2011, the aggregate amount of Arch Capital's outstanding consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsecured and unsubordinated. As of December 31, 2011, the consolidated obligations of Arch Capital's subsidiaries reflected on Arch Capital's balance sheet was approximately $12.1 billion, all of which would be structurally senior to the guarantee.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

        Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        Arch Capital may not, and will not permit Arch US to, consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease Arch US's properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into Arch US or Arch Capital, as the case may be, unless:

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  either (a) Arch US or Arch Capital, as the case may be, shall be the surviving person or (b) the surviving person (if other than Arch US or Arch Capital, as the case may be) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the applicable indenture, executed and delivered to the applicable trustee, in form reasonably satisfactory to such trustee, all of the obligations of Arch US or Arch Capital, as the case may be, under the applicable debt securities (or the guarantee, as applicable) and such indenture;

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  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  Arch US or Arch Capital, as the case may be, shall have delivered to the applicable trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable base indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, Arch US or Arch Capital, as the case may be, under the applicable indenture with the same effect as if such successor had been named as Arch US or Arch Capital, as the case may be, thereunder; and thereafter Arch US or Arch Capital, as the case may be, shall be discharged from all obligations and covenants under the applicable base indenture and the applicable debt securities or the guarantee, as the case may be.

Payment of Principal, Premium and Interest

        Arch US will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with their terms.

Maintenance of Office or Agency

        Arch US and Arch Capital will maintain an office or agency where debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon Arch US or Arch Capital in respect of the debt securities and the applicable indenture may be served.

Money for Securities; Payments to Be Held in Trust

        If Arch US at any time acts as its own paying agent with respect to any debt securities, it will, on or before each due date of the principal of (and premium, if any) or interest on such debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture and will promptly notify the applicable trustee of its action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, each of Arch US and Arch Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and franchises; provided, however, that Arch US and Arch Capital will not be required to preserve any such right or franchise if their respective boards of directors or senior management determine that the preservation thereof is no longer desirable in the conduct of the business of Arch US or Arch Capital and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

Statement by Officers as to Default

        Arch US and Arch Capital will each deliver to the trustee, within 120 days after the end of each fiscal year of Arch US, a certificate of the principal executive officer, principal financial officer or principal accounting officer of each Arch US and Arch Capital stating whether or not to the best knowledge of the signers thereof Arch US or Arch Capital is in default in the performance and observance of any of the terms, provisions and conditions of the applicable indenture, and if Arch US or the Arch Capital is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        Arch US or Arch Capital, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" in respect of any series of debt securities if before or after the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and, until such waiver will become effective, the obligations of Arch US and Arch Capital and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

        Arch US currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from Arch US's subsidiaries will be the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as Arch US's subsidiaries' financial condition and operating and regulatory requirements, may limit Arch US's ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. In addition, because Arch US is a holding company, holders of the debt securities will be structurally subordinated to the claims of creditors of Arch US's subsidiaries on their assets and earnings.

Senior Debt Securities

        The senior debt securities will be the unsecured unsubordinated obligations of Arch US and will:

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  rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness;

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  be effectively subordinated in right of payment to all of Arch US's secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  be structurally subordinated to all of Arch US's subsidiaries' indebtedness and other obligations (including insurance obligations).

        Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by Arch US or any of Arch US's subsidiaries.

Subordinated Debt Securities

        The subordinated debt securities will be the unsecured subordinated obligations of Arch US. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of Arch US's senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and Arch US's obligations with respect to its insurance policies and guarantees thereof). Upon any distribution of Arch US's assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of Arch US's assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to Arch US or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

        If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of Arch US will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

        If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a "default notice") from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the "blockage period"), neither Arch US nor any other person on its behalf (including Arch Capital under its guarantee of the subordinated debt securities) will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

        As a result of the foregoing provisions, in the event of Arch US's insolvency, holders of the subordinated debt securities may recover ratably less than Arch US's general creditors.

        "Senior indebtedness," unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by Arch US, means, with respect to Arch US:

          (1)   the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) Arch US's indebtedness for money borrowed and (b) Arch US's indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by Arch US, including any such securities issued under any deed, indenture or other instrument to which Arch US is a party;

          (2)   all of Arch US's capital lease obligations;

          (3)   all of Arch US's obligations issued or assumed as the deferred purchase price of property, all of Arch US's conditional sale obligations, all of Arch US's hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of Arch US's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4)   all of Arch US's obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (5)   all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which Arch US is responsible or liable as obligor, guarantor or otherwise;

          (6)   all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of Arch US's property or assets (whether or not such obligation is assumed by Arch US); and

          (7)   any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

        Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Discharge and Defeasance

        Under the terms of each indenture, Arch US will be discharged from any and all obligations in respect of the debt securities of any series issued under such indenture and such indenture and Arch Capital will be discharged from any and all obligations in respect of the guarantees of the debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

          (1)   Arch US delivers all outstanding debt securities of such series to the applicable trustee for cancellation and pays all sums payable by Arch US under such debt securities and such indenture with respect to such series; or

          (2)   such debt securities either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and Arch US or Arch Capital deposits with the applicable trustee, in trust:

            (a)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

            (b)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        In addition, unless the prospectus supplement and supplemental indenture provide otherwise, Arch US and Arch Capital may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of any series and the guarantee by Arch Capital ("defeasance") or (2) to be released from Arch US's and Arch Capital's obligations with respect to the debt securities of any series under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"), in each case by giving notice to the applicable trustee of Arch US's intention to defease all of the debt securities of such series and irrevocably depositing with such trustee or a paying agent:

          (1)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

          (2)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any agreement or instrument to which Arch US or Arch Capital, as the case may be, is a party or by which Arch US or Arch Capital is bound;

          (2)   in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust; and

          (3)   Arch US and Arch Capital have delivered to the applicable trustee an opinion of counsel or a letter ruling of the IRS (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        In the event Arch US or Arch Capital effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the applicable trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities and the related guarantees by Arch Capital with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

          (2)   reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

          (3)   change the currency of payment of principal of or interest on such debt securities;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

          (5)   reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

          (6)   in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding;

          (7)   in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

          (8)   release Arch Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture; or

          (9)   modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

          (1)   in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

          (2)   in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to make any other change that does not, in the good faith opinion of the respective boards of directors of Arch US and Arch Capital and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

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  to provide for the assumption of Arch US's or Arch Capital's obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

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  to provide any security for, or additional guarantees of, such debt securities;

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  to add events of default with respect to such debt securities;

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  to add covenants of Arch US or Arch Capital that would benefit the holders of such debt securities or to surrender any rights or powers Arch US or Arch Capital has under such indenture;

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  to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the respective boards of directors of each of Arch US and Arch Capital and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

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  to provide for uncertificated debt securities and guarantees in addition to or in place of certificated debt securities and guarantees;

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  to change or eliminate any of the provisions of such indenture, provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to establish the form or terms of debt securities of any series or the related guarantees as permitted by such indenture; or

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

Events of Default and Notice Thereof

        The following are events that Arch US anticipates will constitute "events of default" with respect to the debt securities of any series issued under the senior indenture or the subordinated indenture:

          (1)   default in the payment of any interest upon any debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series; or

          (4)   default in the performance, or breach, of any covenant of Arch US or Arch Capital (other than those set forth in clause (1), (2) or (3) above) in such indenture (other than a covenant or warranty added to such indenture solely for the benefit of another series of debt securities) and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to Arch US or Arch Capital by the trustee or to Arch US, Arch Capital and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such indenture; or

          (5)   certain events of bankruptcy, insolvency or reorganization; or

          (6)   the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or Arch Capital denies its liability under the guarantee (other than by reason of release of Arch Capital in accordance with the terms of such indenture).

        Additional or different events of default, if any, applicable to a series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

        Within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities, unless such default shall have been cured or waived, the trustee under the applicable indenture will give to the holders of such debt securities notice of such default known to such trustee; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the debt securities of such series or in the payment of a sinking fund installment, such trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (4) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. Arch US will certify to the trustee, within 120 days after the end of each fiscal year of Arch US, as to whether any default exists, as described under "—Statement by Officers as to Default" above.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Arch US (and to such trustee if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee under the applicable indenture or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series may pursue any remedy under the applicable indenture unless the trustee under such indenture will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to such trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into Arch Capital's common shares, Arch Capital's preference shares or Arch US's preferred stock or upon which the debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at Arch US's option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

The Trustee

        The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities. Each indenture will contain certain limitations on a right of the trustee thereunder, as Arch US's creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

        In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        Arch US may issue the debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC (or a nominee thereof), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. Arch US expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by Arch US if such debt securities are offered directly by Arch US. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        Arch US expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of Arch US, Arch Capital or the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. Arch US understands that, under existing industry practice, if Arch US requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of each indenture, Arch US and the trustee under such indenture may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Arch US nor such trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). Arch US believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Arch US also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, Arch US expects the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of Arch US, Arch Capital or the trustee under the applicable indenture, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        None of Arch US, Arch Capital or the trustee under the applicable indenture will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and Arch US and such trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Arch US within 90 days, Arch US will issue individual debt securities in exchange for the global security representing such debt securities.

        All moneys paid by Arch US or Arch Capital to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to Arch US or Arch Capital, as the case may be, and the holder of such debt security thereafter may look only to Arch US for payment thereof.

Non-U.S. Currency

        If the purchase price of any Arch US debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such Arch US debt securities and such foreign currency will be specified in the applicable prospectus supplement.

SELLING SHAREHOLDERS

        To the extent that this prospectus is used by any selling shareholder to resell any Arch Capital common shares, information with respect to the selling shareholder will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or real-lowed or paid to dealers may be changed from time to time.

        Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these con-tracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

        Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

        Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        Arch Capital's common shares are quoted on Nasdaq Global Select Market under the symbol "ACGL." The Series A Non-Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbol "ARHPrA" The Series B Non-Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbol "ARHPrB." The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

WHERE YOU CAN FIND MORE INFORMATION

Arch Capital

        Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Arch Capital. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. is not currently subject to the information reporting requirements of the Exchange Act. Arch Capital Group (U.S.) Inc. is a wholly-owned subsidiary of Arch Capital. Any future issuances of preferred stock or debt securities of Arch Capital Group (U.S.) Inc. will be fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital. See "Description of Arch Capital Group (U.S.) Inc. Preferred Stock" and "Description of Arch Capital Group (U.S.) Inc. Debt Securities."

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows Arch Capital to "incorporate by reference" information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by Arch Capital with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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  Annual report on Form 10-K for the year ended December 31, 2011.

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  Current report on Form 8-K filed on March 2, 2012.

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  The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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  The description of our outstanding 8.00% Non-Cumulative Preferred Shares, Series A, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on April 17, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  •
  The description of our outstanding 7.875% Non-Cumulative Preferred Shares, Series B, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on May 26, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

        If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or Arch Capital's and Arch US's constitutional documents, you should call or write to Arch Capital Group Ltd., Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda, Attention: Secretary (telephone (441) 278-9250). Arch Capital will provide these documents, without charge, by first class mail.

        None of Arch Capital or Arch US have authorized anyone to give any information or make any representation about Arch Capital or Arch US that is different from, or in addition to, that contained in this prospectus or in any of the materials that Arch Capital or Arch US have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 ("PLSRA") provides a "safe harbor" for forward-looking statements. This prospectus or any other written or oral statements made by or on behalf of us may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements, for purposes of the PLSRA or otherwise, can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.

        Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below, elsewhere in this prospectus and in our periodic reports filed with the SEC, and include:

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  our ability to successfully implement our business strategy during "soft" as well as "hard" markets;

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  acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and our insureds and reinsureds;

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  our ability to maintain or improve our ratings, which may be affected by our ability to raise additional equity or debt financings, by ratings agencies' existing or new policies and practices, as well as other factors described herein;

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  general economic and market conditions (including inflation, interest rates, foreign currency exchange rates, prevailing credit terms and the depth and duration of a recession) and conditions specific to the reinsurance and insurance markets (including the length and magnitude of the current "soft" market) in which we operate;

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  competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

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  developments in the world's financial and capital markets and our access to such markets;

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  our ability to successfully enhance, integrate and maintain operating procedures (including information technology) to effectively support our current and new business;

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  the loss of key personnel;

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  the integration of businesses we have acquired or may acquire into our existing operations;

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  accuracy of those estimates and judgments utilized in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation, and any determination to use the deposit method of accounting, which for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since relatively limited historical information has been reported to us through December 31, 2011;

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  greater than expected loss ratios on business written by us and adverse development on claim and/or claim expense liabilities related to business written by our insurance and reinsurance subsidiaries;

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  severity and/or frequency of losses;

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  claims for natural or man-made catastrophic events in our insurance or reinsurance business could cause large losses and substantial volatility in our results of operations;

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  acts of terrorism, political unrest and other hostilities or other unforecasted and unpredictable events;

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  availability to us of reinsurance to manage our gross and net exposures and the cost of such reinsurance;

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  the failure of reinsurers, managing general agents, third party administrators or others to meet their obligations to us;

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  the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

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  our investment performance, including legislative or regulatory developments that may adversely affect the fair value of our investments;

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  the impact of the continued weakness of the U.S., European countries and other key economies, projected budget deficits for the U.S., European countries and other governments and the consequences associated with possible additional downgrades of securities of the U.S., European countries and other governments by credit rating agencies and the resulting effect on the value of securities in our investment portfolio as well as the uncertainty in the market generally;

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  losses relating to aviation business and business produced by a certain managing underwriting agency for which we may be liable to the purchaser of our prior reinsurance business or to others in connection with the May 5, 2000 asset sale described in our periodic reports filed with the SEC;

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  changes in accounting principles or policies or in our application of such accounting principles or policies;

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  changes in the political environment of certain countries in which we operate or underwrite business;

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  statutory or regulatory developments, including as to tax policy and matters and insurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers and/or changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers; and

  •
  the other matters set forth under "Risk Factors" above and under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other factors set forth in Arch Capital Group Ltd.'s other documents on file with the SEC, and management's response to any of the aforementioned factors.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 LEGAL MATTERS

        Certain legal matters with respect to the securities will be passed upon for us and Arch US by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$		*
Printing and engraving expenses		75,000
Legal fees and expenses		600,000
Accounting fees and expenses		100,000
Rating agency fees and expenses		350,000
Trustees' and transfer agents' fees		75,000
Miscellaneous		100,000

Total**		$1,300,000

*
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

**
All expenses are estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.    Indemnification of Directors and Officers.

Arch Capital Group Ltd.

        Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

        The Arch Capital Group Ltd. bye-laws provide for it to indemnify its officers, directors and employees to the fullest extent permitted by law.

        The Arch Capital Group Ltd. bye-laws also provide that expenses (including attorneys' fees) incurred by one of its officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by it in advance of the final disposition of such action, suit or proceeding provided that it has requested and received an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by it pursuant to Bermuda law.

        The Arch Capital Group Ltd. bye-laws also provide that its officers and directors will not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda law. Arch Capital Group Ltd. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Arch Capital Group (U.S.) Inc.

        The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (the "Charter") provide for indemnification of the directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Charter provides that Arch Capital (U.S.) Inc. will indemnify its officers, directors and employees, and such agents as its Board of Directors may designate, and advance expenses in connection therewith to the fullest extent permitted by the General Corporation Law of Delaware.

        Arch Capital Group (U.S.) Inc. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Item 16.    Exhibits.

        See Exhibit Index immediately preceding the Exhibits.

Item 17.    Undertakings.

        (a)   Each undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

            (iv)  any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

        (b)   Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda on March 23, 2012.

ARCH CAPITAL GROUP LTD.
By:	/s/ CONSTANTINE IORDANOU
	Name:	Constantine Iordanou
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CONSTANTINE IORDANOU Constantine Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 23, 2012
/s/ JOHN C.R. HELE John C.R. Hele	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2012
* Wolfe "Bill" H. Bragin	Director	March 23, 2012
* John L. Bunce, Jr.	Director	March 23, 2012
* Eric W. Doppstadt	Director	March 23, 2012
* Kewsong Lee	Director	March 23, 2012
* Yiorgos Lillikas	Director	March 23, 2012

Signature		Title	Date

* James J. Meenaghan		Director	March 23, 2012
* John M. Pasquesi		Director	March 23, 2012
* Brian S. Posner		Director	March 23, 2012
* John D. Vollaro		Director	March 23, 2012
* Robert F. Works		Director	March 23, 2012
By:	/s/ JOHN C.R. HELE John C.R. Hele Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2012.

ARCH CAPITAL GROUP (U.S.) INC.
By:	/s/ MARK LYONS
	Name:	Mark Lyons
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK LYONS Mark Lyons	President and Chief Executive Officer (Principal Executive Officer) and Director of Arch Capital Group (U.S.) Inc.	March 23, 2012
/s/ THOMAS AHERN Thomas Ahern	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Arch Capital Group (U.S.) Inc.	March 23, 2012
/s/ CONSTANTINE IORDANOU Constantine Iordanou	Chairman and Director of Arch Capital Group (U.S.) Inc.	March 23, 2012
/s/ MARC GRANDISSON Marc Grandisson	Director of Arch Capital Group (U.S.) Inc.	March 23, 2012

 Authorized Representative

        Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Arch Capital Group Ltd., has signed this Registration Statement on Form S-3 in the United States, in the City of Newark, State of Delaware, on March 23, 2012.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBITS

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement (Arch Capital Group Ltd. Equity).

1.2	*	Form of Underwriting Agreement (Arch Capital Group Ltd. Debt Securities).

1.3	*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Contracts).

1.4	*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Units).

1.5	*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Equity).

1.6	*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Debt Securities).

3.1		Memorandum of Association of Arch Capital Group Ltd. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000).

3.2		Bye-laws of Arch Capital Group Ltd. (incorporated by reference to Arch Capital Group Ltd.'s Annual Report on Form 10-K (File No. 001-16209), as filed with the SEC on February 28, 2011).

3.3		Certificate of Designations of 8.00% Non-Cumulative Preferred Shares, Series A (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on February 2, 2006).

3.3	(a)	Certificate of Designations of 7.875% Non-Cumulative Preferred Shares, Series B (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on May 24, 2006).

3.4		Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

3.7		By-laws of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-110190), as filed with the SEC on November 3, 2003).

4.1		Specimen Common Share Certificate. (incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2000 (File No. 812-12486), as filed with the SEC on April 2, 2001).

4.2		Specimen 8.00% Non-Cumulative Preferred Shares, Series A, share certificate (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on February 2, 2006).

4.2	(a)	Specimen 7.875% Non-Cumulative Preferred Shares, Series B, share certificate (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on May 24, 2006).

4.3		Form of Arch Capital Group Ltd. Senior Debt Securities Indenture. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.4		Form of Arch Capital Group Ltd. Senior Debt Security (included as part of Exhibit 4.3). (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.5		Form of Arch Capital Group Ltd. Subordinated Debt Securities Indenture. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

Exhibit Number		Description
4.6		Form of Arch Capital Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.5). (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.7	*	Form of Arch Capital Group Ltd. Standard Share Warrant Agreement.

4.8	*	Form of Arch Capital Group Ltd. Standard Share Warrant Certificate (included as part of Exhibit 4.7).

4.9	*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Agreement.

4.10	*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Certificate (included as part of Exhibit 4.9).

4.11		Form of Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.12		Form of Arch Capital Group (U.S.) Inc. Senior Debt Security (included as part of Exhibit 4.11). (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.13		Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.14		Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Security (included as part of Exhibit 4.13). (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.15	*	Form of Deposit Agreement.

4.16	*	Form of Standard Share Purchase Contract Agreement.

4.17		Form of Arch Capital Group (U.S.) Inc. Preferred Stock Guarantee. (incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

5.1	**	Opinion of Conyers Dill & Pearman Limited.

5.2	**	Opinion of Cahill Gordon & Reindel LLP.

12.1	**	Statement regarding computation of ratio of earnings to fixed charges.

23.1	**	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)

23.2	**	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2).

23.3	**	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of Arch Capital Group Ltd.

24.1	**	Power of Attorney for Arch Capital Group Ltd.

24.2	**	Power of Attorney for Arch Capital Group (U.S.) Inc.

25.1	*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Senior Debt Securities Indenture).

25.2	*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Subordinated Debt Securities Indenture).

25.3	*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture).

Exhibit Number		Description
25.4	*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture).

25.5	*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt Securities of Arch Capital Group (U.S.) Inc.).

25.6	*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Subordinated Debt Securities of Arch Capital Group (U.S.) Inc.).

*
To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

**
Filed herewith.